Exhibit 99.1

Wave Systems Completes Sale of eSignSystems for $1.2M

Lee, MA—October 16, 2014 — Wave Systems Corp. (NASDAQ: WAVX) announced that it has sold eSignSystems — a leader in lifecycle management software for eDelivery, eSignature and eRentention — to California-based DocMagic, Inc., a leading provider of loan and document preparation solutions for the mortgage industry, in an all cash deal for $1.2 million. eSignSystems has been a division of Wave since 2001.

“The sale of eSignSystems is an important step in our strategy to focus our resources on our core business objectives. Wave remains committed to providing cutting edge cybersecurity solutions for our customers that provide strong authentication and encryption management based on a hardware root of trust,” said Bill Solms, President and CEO of Wave. “As a founding member of the Trusted Computing Group, Wave has long been a champion of hardware-based cybersecurity solutions.”

“With the sale of eSignSystems,” Solms said, “Wave is better positioned to refocus assets on pursuing targeted market segments for its current solutions, including the most recently launched Wave Virtual Smart Card 2.0, as well as accelerating the development of new solutions. This is a positive step in our plan to complete a realignment of the company for the purpose of greater business efficiency.”

“The acquisition of eSignSystems by DocMagic is a marriage of extraordinarily talented and visionary people with incredible SaaS and on premise expertise and robust products and services,” said Dominic Iannitti, President and CEO of DocMagic. “We are very pleased that this is a mutually beneficial event for both WAVE and DocMagic.

Security Research Associates of San Francisco, CA served as M&A advisors to Wave for this sale.

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About eSignSystems

eSignSystems, a division of Wave Systems Corp. (NASDAQ:WAVX), is a leading provider of lifecycle management of electronically signed, legally binding documents, contracts and digital transactions. SmartSAFE enables companies to manage business processes and transactions entirely online. Organizations can address certain regulatory compliance issues, improve productivity and efficiency in processing transactions, and achieve significant cost savings through the elimination of document transportation costs, processing and storage. For more information, visit www.esignsystems.com.

About Wave Systems

Wave Systems Corp. (NASDAQ: WAVX) reduces the complexity, cost and uncertainty of data protection by starting inside the device. Unlike other vendors who try to secure information by adding layers of software for security, Wave leverages the security capabilities built directly into endpoint computing platforms themselves. Wave has been a foremost expert on this growing trend, leading the way with first-to-market solutions and helping shape standards through its work as a board member for the Trusted Computing Group.

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This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  Wave assumes no duty to and does not undertake to update forward-looking statements.

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Company:

Wave Systems Corp.

Walter A. Shephard, CFO

413-243-1600

investors@wave.com

Investor Relations:

Catalyst Global

David Collins, Chris Eddy

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